                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12

                    CAMERON ASHLEY BUILDING PRODUCTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                        CAMERON ASHLEY BUILDING PRODUCTS, INC.
                                   11651 PLANO ROAD
                                 DALLAS, TEXAS 75243



                                                               January 31, 1997

    Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Cameron Ashley Building Products, Inc. which will be held at the Bristol Suites Hotel, 7800 Alpha Road, Dallas, Texas, on Tuesday, March 4, 1997, at 9:00 A.M. local time.

         We look forward to your attendance at the Annual Meeting so that you can vote your shares in person and become better acquainted with the members of your Board of Directors and your management team. The items of business to be conducted at the Annual Meeting are explained in the accompanying Proxy Statement. Even if you are planning to attend, please complete the enclosed proxy card and return it in the enclosed envelope so that your shares may be voted. You will still be able to vote your shares in person if you attend the Annual Meeting and would like to revoke your proxy.

         Your past support is sincerely appreciated, and, with your continued support, we look forward to the next year.

         If you have any questions about the Annual Meeting, Proxy Statement or the accompanying 1996 Annual Report, please contact John S. Davis at (214) 860-5120.

         We look forward to seeing you on March 4, 1997.

                                 Sincerely,



                                 Ronald R. Ross
                                 CHAIRMAN OF THE BOARD & CEO

                        CAMERON ASHLEY BUILDING PRODUCTS, INC.
                                   11651 PLANO ROAD
                                 DALLAS, TEXAS 75243



                        NOTICE TO THE HOLDERS OF COMMON STOCK
                        OF 1997 ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD ON MARCH 4, 1997




    Notice is hereby given to the holders of Common Stock of Cameron Ashley Building Products, Inc. (the "Company") that the 1997 Annual Meeting of Shareholders (the "Annual Meeting") of the Company will be held at the Bristol Suites Hotel, 7800 Alpha Road, Dallas, Texas, on Tuesday, March 4, 1997, at 9:00 A.M., local time, for the following purposes:


    (i)    to elect three persons to serve as directors of the Company;

    (ii)   to approve the adoption of the Company's 1996 Stock Incentive Plan;

    (iii) to ratify the selection of Deloitte & Touche LLP as independent certified public accountants for the fiscal year ending October 31, 1997; and

    (iv) to consider and act upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

    Information relating to the above matters is set forth in the attached Proxy Statement.

    Only those shareholders of record at the close of business on January 23, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Annual Meeting.

                                  By Order of the Board of Directors,




                                  John S. Davis
                                  SECRETARY

January 31, 1997
Dallas, Texas


    WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                        CAMERON ASHLEY BUILDING PRODUCTS, INC.
                                   11651 PLANO ROAD
                                 DALLAS, TEXAS 75243


                                                               JANUARY 31, 1997
                                   PROXY STATEMENT
                       FOR 1997 ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD ON MARCH 4, 1997


                                     INTRODUCTION

    This Proxy Statement is furnished to holders of the common stock ("Common Stock") of Cameron Ashley Building Products, Inc., a Georgia corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors from holders of the outstanding shares of Common Stock for use at the 1997 Annual Meeting of Shareholders to be held at 9:00 A.M., local time, at the Bristol Suites Hotel, 7800 Alpha Road, Dallas, Texas, on Tuesday, March 4, 1997, and at any adjournments thereof (the "Annual Meeting").

    The Annual Meeting will be held for the following purposes:

    (i)   to elect three persons to serve as directors of the Company;

    (ii)  to approve the adoption of the Company's 1996 Stock Incentive Plan;

    (iii) to ratify the selection of Deloitte & Touche LLP as independent certified public accountants for the fiscal year ending October 31, 1997 ("fiscal 1997"); and

    (iv) to consider and act upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

    This Proxy Statement and the accompanying Proxy are first being mailed to shareholders of the Company on or about January 31, 1997. The Company's Annual Report to Shareholders for the fiscal year ended October 31, 1996 ("fiscal 1996"), including financial statements, is being sent to shareholders with this Proxy Statement.


SHAREHOLDERS ENTITLED TO VOTE

    Only record holders of the Common Stock at the close of business on January 23, 1997 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 9,059,721 shares of Common
Stock issued and outstanding held by approximately 67 shareholders of record. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed, and shares may be transferred subsequent to the Record Date. However, all votes must be cast in the names of shareholders of record on the Record Date.


QUORUM AND VOTING REQUIREMENTS

    Pursuant to the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation"), holders of Common Stock will be entitled to one vote for each share held. The election of directors requires the affirmative vote of a plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting, provided a quorum is present, and, therefore, abstentions and "broker non-votes" (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will have no effect. With respect to the election of directors, shareholders may (1) vote in favor of all of the nominees, (2) withhold authority to vote for all of the nominees or (3) withhold authority to vote for one or more nominees, but vote in favor of the other nominee(s). The approval of the 1996 Stock Incentive Plan and the ratification of the selection of Deloitte & Touche LLP as independent auditors each require that the number of votes cast in favor of the proposal exceed the votes cast against the proposal, provided a quorum is present, and, therefore, an abstention or a broker non-vote will have no effect. Pursuant to the Company's Amended and Restated Bylaws (the "Bylaws"), a majority of the shares of Common Stock must be present to establish a quorum. For the purpose of determining the presence of a quorum, abstentions will be counted as present, but broker non-votes will not be counted.

    The Company believes that approximately 2,322,836 shares owned or controlled on the Record Date by the Directors and Executive Officers of the Company, constituting approximately 25.6% of the outstanding Common Stock, will be voted in favor of each of the proposals.


PROXIES

    If the enclosed Proxy is executed, returned in time and not revoked, the shares represented thereby will be voted in accordance with the instructions indicated in such Proxy. IF NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED (I) FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR OF THE COMPANY, (II) FOR THE ADOPTION OF THE COMPANY'S 1996 STOCK INCENTIVE PLAN, (III) FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING OCTOBER 31, 1997, AND (IV) IN THE BEST JUDGMENT OF SUCH PROXIES AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

    A shareholder who has given a Proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed Proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation of Proxies should be addressed as follows: Cameron Ashley Building Products, Inc., 11651 Plano Road, Dallas, Texas 75243, Attention: John S. Davis, Secretary.


                                      PROPOSAL I
                                ELECTION OF DIRECTORS

GENERAL

    The Company's Bylaws provide that the number of directors shall consist of not less than seven and not more than eleven individuals, with the exact number to be determined by resolution of a majority of the Board of Directors. The Board of Directors has by resolution set the number of directors at eleven reducing to ten effective as of March 4, 1997, the date of the Annual Meeting. The Company's Articles of Incorporation provide for the Board of Directors to consist of three classes of directors serving staggered terms of office, with each class to consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Upon the expiration of the term of office for a class of directors, the nominees for that class will be elected for a three-year term to serve until the election and qualification of their successors. Three current Class III directors, Richard L. Cravey, J. Veronica Biggins and Allen J. Keesler have been nominated for re-election at the Annual Meeting for a three-year term. The fourth Class III director, Stanley C. Weiss, will not seek re-election at the Annual Meeting. The Class I and Class II directors have one year and two years, respectively, remaining on their terms of office and will not be voted upon at the Annual Meeting.

    It is the intention of the persons named as proxies to vote the Proxies for election of each of Mr. Cravey, Ms. Biggins and Mr. Keesler as a Class III director of the Company, unless the shareholders direct otherwise in their Proxies. Each director will be elected to hold office until the 2000 Annual Meeting of Shareholders or until his earlier death, resignation or removal.
Each of Mr. Cravey, Ms. Biggins and Mr. Keesler has consented to continue to serve as a director of the Company if re-elected. In the unanticipated event that Mr. Cravey, Ms. Biggins or Mr. Keesler refuses or is unable to serve as a director, the Board of Directors, in its discretion, may designate a substitute or nominee or nominees (in which case the persons named as proxies will vote all valid Proxies for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until the Board locates a suitable candidate or candidates, or by resolution reduce the authorized number of directors. The Board of Directors has no reason to believe that any of the nominees will be unable or will decline to serve as a director.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE NOMINEES LISTED BELOW. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES REPRESENTED AND ENTITLED TO VOTE IN THE ELECTION AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.


DIRECTOR AND NOMINEE INFORMATION

    Based on information supplied by them, set forth below is certain information concerning the nominees for election as Class III directors and the directors in Classes I and II whose terms of office will continue after the Annual Meeting, including the name and age of each, their current principal occupations (which continued for at least the past five years unless otherwise indicated), the names and principal businesses of the corporations or other organizations in which their occupations are carried on, the year each was elected to the Board of Directors of the Company, their positions with the Company, and their directorships in other publicly held companies.


  CLASS III NOMINEES FOR DIRECTOR (CURRENT TERMS EXPIRE 1997)

    RICHARD L. CRAVEY (age 52) has been a director of the Company since 1994. Mr. Cravey has served as a Managing Director of Cravey, Green & Wahlen, Incorporated, a private risk capital investment firm, since 1985, as a Managing Director of its investment management affiliate, CGW Southeast Management Company, since 1991, and as a Managing Director of CGW Southeast I, Inc., the general partner of CGW and an affiliate of Cravey, Green & Wahlen, Incorporated since 1991. Mr. Cravey is a director of Commercial Bancorp of Gwinnett, Inc. and AMRESCO, Inc.

    ALLEN J. KEESLER, JR. (age 58) has been a director of the Company since August 1996, when he was appointed to fill a vacancy created by an increase in the membership of the Board from 9 to 10 members. Mr. Keesler is an independent business and management consultant. He served as President and Chief Executive Officer of Florida Power Corporation from February 1988 until his retirement in April 1996. Mr. Keesler serves on the Board of Directors of SouthTrust Corporation.

    J. VERONICA BIGGINS (age 50) has been a director of the Company since October 1996, when she was appointed to fill the vacancy created by the resignation of William A. Davies. She is an Executive Search Consultant with Heidrick & Struggles specializing in senior management recruitment where she has been employed since February 1995. Previously, Ms. Biggins served as Assistant to the President of the United States and Director of Presidential Personnel from January 1994 to February 1995. Prior thereto, she was with NationsBank for twenty years serving in various positions including Executive Vice President for Corporate Community Relations. Ms. Biggins serves on the Board of Directors for National Data Corporation, Morrison Fresh Cooking and Kaiser Foundation Health Plan of Georgia.

  CLASS III DIRECTOR NOT STANDING FOR RE-ELECTION

    STANLEY C. WEISS (age 67), a director of the Company since 1994, has decided not to stand for re-election as a Class III director of the Company in 1997. As a result, the Company has determined not to fill the vacancy occurring in the Board of Directors, and the Board has approved a reduction in the number of directors from 11 to 10, effective March 4, 1997.


  CLASS I DIRECTORS CONTINUING IN OFFICE (TERMS EXPIRE 1998)

    RONALD R. ROSS (age 44) has been a director of the Company since 1994.
Mr. Ross has served as Chief Executive Officer since September 1996, as Chairman of the Board and a director of the Company since February 1994 and as President, Chief Executive Officer and a director of Wm. Cameron & Co. ("Cameron"), a subsidiary of the Company, since December 1991. Mr. Ross was Vice President, Operations of the Cameron Wholesale division of CertainTeed Corporation, a building products manufacturer, from September 1987 to September 1991 and served as Vice President and General Manager of the division until its sale to Cameron in December 1991.

    EDWIN A. WAHLEN, JR. (age 48) has been a director of the Company since August 1996, when he was appointed to fill a vacancy on the Board created by the resignation of William S. Green. He is a Managing Partner with CGW Southeast Partners and has been with CGW since 1985. Mr. Wahlen is a Director of Amresco, Inc. and several private companies.

    DONALD S. HUML (age 50) has been a director of the Company since 1994.
Mr. Huml is Senior Vice President and Chief Financial Officer of Snap-on Incorporated ("Snap-on"), a Kenosha, Wisconsin based producer and distributor of hand and power tools, diagnostic equipment and tool storage units. Prior to joining Snap-on, Mr. Huml served as Vice President and Chief Financial Officer of Saint-Gobain Corporation and its subsidiaries CertainTeed Corporation and Norton Company, producers of building products.


  CLASS II DIRECTORS CONTINUING IN OFFICE (TERMS EXPIRE 1999)

    HARRY K. HORNISH (age 51) has been a director of the Company since October 1996, when he was appointed to fill a vacancy created by an increase in the membership of the Board from 10 to 11 members. He is Executive Vice President of United States Filter Corporation, a manufacturer and distributor of water and sewer related products and systems. From November 1991 to October 1996, Mr. Hornish was President and Chief Executive Officer of The Utility Supply Group, Inc. prior to its sale to United States Filter in October 1996. He served as Vice President and General Manager of the Cameron Wholesale Division at CertainTeed prior to its purchase by CGW in November 1991.

    WALTER J. MURATORI (age 53) has been a director of the Company since 1994. Mr. Muratori has served as President and a director of the Company since February 1994 and as President and a director of Ashley Aluminum, Inc. ("Ashley"), a subsidiary of the Company, since October 1991 and from 1986 to 1989. From 1989 to 1991, Mr. Muratori served as President of Talquin Building Products, Inc., a division of Florida Progress Corporation and the parent of Ashley. From 1970 to 1986, Mr. Muratori held various sales and management positions at Ashley.

    DON A. RICE, PH.D. (age 60) has been a director of the Company since 1994. Dr. Rice is Professor Emeritus of Industrial Distribution at Texas A&M University, College Station, Texas, where he served on the faculty for 28 years. Dr. Rice also owns an industrial distribution consulting business and is president of a consulting group that works with distributors and manufacturers throughout North America.

    CHARLES C. SCHOEN, III (age 62) has been a director of the Company since 1994. Mr. Schoen is a private investor. He previously served as President of Electrical Insulation Suppliers, Inc., a distributor of electrical materials, magnet wire and equipment, until the sale of that company in January 1991.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors has established standing Executive, Audit and Compensation Committees. The Company does not have a standing nominating committee.

    EXECUTIVE COMMITTEE. The Executive Committee, which is comprised of Messrs. Cravey, Ross and Muratori, generally may exercise the authority of the Board of Directors, to the extent permitted by law, in the management of the Company between meetings of the Board of Directors. During fiscal 1996, the Executive Committee met one time.

    AUDIT COMMITTEE. The Audit Committee, which is comprised of Messrs. Huml, Hornish and Wahlen, is responsible for recommending independent auditors, reviewing the scope and results of the audit engagement with the independent auditors and establishing and monitoring the Company's financial policies and control procedures. During fiscal 1996, the Audit Committee met three times.

    COMPENSATION COMMITTEE. The Compensation Committee, which is comprised of Messrs. Schoen and Keesler, Ms. Biggins and Dr. Rice, is responsible for establishing salaries, bonuses and other compensation for the Company's executive officers and for administering the Company's Stock Incentive Plans. In August 1996, Mr. Cravey was replaced on the Compensation Committee by Mr. Keesler to enable the Committee to be composed of all "non-employee" directors under current rules of the Securities and Exchange Commission. During fiscal 1996, the Compensation Committee met three times.

    The Board of Directors as a whole functions as the nominating committee to select management's nominees for election as directors of the Company. The Board of Directors will consider nominees submitted by holders of Common Stock if submitted to the Company on or before October 31, 1997. See "Shareholder Proposals for 1998 Annual Meeting of Shareholders."

    During fiscal 1996, the Board of Directors met four times. Each director, during the period he was a director, attended at least 75% of the meetings of the Board of Directors and at least 75% of the total number of meetings of all of the committees on which he served.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Cravey served as a member of the Compensation Committee of the Company's Board of Directors until August 1996, during which period he was also a managing director of CGW Southeast Management Company (the "Management Company"). The Management Company, an affiliate of CGW, is a party to a consulting agreement with the Company whereby the Company pays a monthly retainer fee to the Management Company for financial and management consulting services. The Management Company may also receive additional compensation if approved by the Board of Directors of the Company at the end of the fiscal year, based upon the overall performance of the Company. The consulting agreement with the Management Company was amended and restated effective November 1, 1996 to replace and combine prior agreements between the Management Company and each of the Company's subsidiaries, Ashley and Cameron. The aggregate monthly fees paid by Ashley for fiscal 1996 were $144,000, and the additional compensation paid at year-end was $84,000 for fiscal 1996. The monthly fees paid by Cameron for fiscal 1996 were $132,000, and the additional compensation paid at year-end was $79,000 for fiscal 1996. The aggregate monthly fee to be paid by the Company for fiscal 1997 is $15,000. The consulting agreement expires on December 20, 1998.

    Richard L. Cravey and Edwin A. Wahlen, Jr. each hold a one-third interest in the Management Company, a one-third interest in the corporate general partner of CGW that made a 1% investment in CGW, and a one-third interest in Le Select, a Georgia general partnership and limited partner of CGW that owns a 5.33%
limited partnership interest in CGW.   Messrs. Cravey and Wahlen  are also
managing directors of CGW Southeast I, Inc. and of the Management Company.


DIRECTOR COMPENSATION

    Members of the Board of Directors who are not officers or employees of the Company, CGW, CGW Southeast I, Inc. or CGW Southeast Management Company receive a monthly retainer of $1,000 and a fee of $1,000 for each Board or committee meeting attended and are reimbursed for certain expenses incurred in serving as directors. CGW Southeast Management Company received retainer fees aggregating $23,000 per month and additional compensation equal to $163,000 in fiscal 1996 for financial and management consulting services to Cameron and Ashley and will receive a retainer fee of $15,000 per month in fiscal 1997 for services to the Company. See "Compensation Committee Interlocks and Insider Participation" for a description of the material terms of the consulting agreements and amounts paid by the Company thereunder in fiscal 1996.

    The Cameron Ashley Non-Management Directors' Stock Option Plan (the "Directors' Plan") has historically provided for the issuance of non-qualified stock options to directors of the Company who are not employed by or otherwise affiliated with the Company. Messrs. Schoen, Weiss, Huml, Keesler and Hornish, Ms. Biggins and Dr. Rice are eligible to participate in the Directors' Plan. Pursuant to the Directors' Plan, each eligible director received an initial grant of 1,000 options upon election to the Board of Directors and each eligible director who served as a director of the Company on the last business day of any fiscal year was granted an additional option to purchase 1,000 shares as of such date at the market value of the Common Stock on the date of grant. In fiscal 1996, Mr. Hornish and Ms. Biggins received initial grants of 1,000 shares each at an exercise price of $13.00 under the Directors' Plan.

    In December 1996, the Compensation Committee voted to discontinue stock option awards under the Directors' Plan, effective as of the end of fiscal 1996, as part of a proposal to restructure Directors' compensation by the Company. As a result, none of Messrs. Schoen, Weiss, Huml, Keesler or Hornish, Ms. Biggins or Dr. Rice received an annual grant of 1,000 shares under the Directors' Plan for fiscal 1996.

    The new compensation program, adopted by the Compensation Committee and approved by the Board of Directors, is designed to provide each director with annual aggregate compensation of $25,000, including retainers, meeting fees and equity-based awards. Equity-based compensation will consist of annual awards of 1,000 stock options under the 1996 Stock Incentive Plan at a discount to market value on the date of grant totalling $9,000. Such options will vest in full on the one year anniversary of the date of grant. The remaining $16,000 will be payable in the form of monthly retainer and meeting fees, as set forth above, or, at the option of the Director, in the form of additional discounted stock options under the 1996 Stock Incentive Plan. See Proposal II, "Approval of the Adoption of the 1996 Stock Incentive Plan - Automatic Grants to Outside Directors".

    Under the new compensation program, each of Messrs. Schoen, Weiss, Huml, Keesler and Hornish, Ms. Biggins and Dr. Rice received a grant of 1,000 options at an exercise price of $5.375 per share, effective December 11, 1996 (as compared to the fair market value of the Common Stock of $14.375 on such date).

EXECUTIVE OFFICERS OF THE COMPANY

    The executive officers of the Company are Mr. Ross and Mr. Muratori (who are identified above), J. Curtis Baker, John H. Bradberry, C. Steven Gaffney, F. Dixon McElwee, J. Harrell Spivey, John S. Davis and Thomas R. Miller.

    J. CURTIS BAKER (age 57) has served as Executive Vice President of Cameron since February 1995. He served as a Regional Vice President of Cameron from 1991 to February 1995. Prior to the formation of Cameron in 1991, Mr. Baker was a Regional Manager for the Cameron Wholesale division of CertainTeed Corporation.

    JOHN H. BRADBERRY (age 46) has served as Executive Vice President of Cameron since August 1996. Prior thereto, he served as Vice President - Chief Accounting Officer of the Company from June 1995 to August 1996 and as Vice President - Finance of the Company from December 1991 to June 1995. From December 1991 to August 1996, Mr. Bradberry also served as Chief Financial Officer of Cameron.

    C. STEVEN GAFFNEY (age 48) has served as Vice President of the Company since 1994 and as Executive Vice President of Ashley since 1991. He served as President of Ashley from 1989 to 1991 and as its Vice President from 1986 to 1989. From 1971 to 1986, Mr. Gaffney held various sales and management positions with Ashley.

    F. DIXON MCELWEE (age 50) has served as Vice President - Chief Financial Officer of the Company and Executive Vice President - Administration of Cameron since June 1995. Prior to joining the Company, Mr. McElwee was employed as Managing Director of Meridian Capital from 1992 to June 1995 and as Managing Director of Quest Capital from 1990 to 1992, each an investment banking firm.

    J. HARRELL SPIVEY (age 57) has served as Executive Vice President of Cameron since February 1995. He served as a Regional Vice President of Cameron from 1991 to February 1995. Prior to the formation of Cameron in 1991, Mr. Spivey was a Regional Manager for the Cameron Wholesale division of CertainTeed Corporation.

    JOHN S. DAVIS (age 40) has served as Vice President - General Counsel and Secretary of the Company since 1994. He was employed as Associate Counsel - Mergers and Acquisitions of Electronic Data Systems Corporation (EDS) from 1990 to 1994.

    THOMAS R. MILLER (age 47) has served as Vice President - Human Resources of the Company since December 1994. From 1980 until December 1994, Mr. Miller served as Managing Director of Employee Relations for American Airlines, Inc.


EXECUTIVE COMPENSATION

  SUMMARY COMPENSATION INFORMATION

    The following table summarizes compensation with respect to fiscal 1994, fiscal 1995 and fiscal 1996 earned by or paid to or accrued for the Company's chief executive officer and the other four most highly compensated other executive officers of the Company during fiscal 1996 (together with the chief executive officer, the "Named Executive Officers"). The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive payouts during fiscal 1994, 1995 or 1996. The Named Executive Officers in the following tables were officers of Cameron or Ashley during fiscal 1994, 1995 and 1996 and were compensated by such companies for service in such positions in the manner set forth below. Persons who also served as officers of the Company during fiscal 1994, 1995 and 1996 received no additional compensation for such service.

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL        LONG TERM       ALL OTHER
                                         COMPENSATION    COMPENSATION   COMPENSATION
                                      -----------------  ------------   ------------
                                                          SECURITIES
                                                          UNDERLYING
                             FISCAL    SALARY    BONUS     OPTIONS
NAME AND CURRENT POSITION     YEAR       ($)      ($)        (#)             ($)
-------------------------    ------   -------   -------  ------------   ------------
Ronald R. Ross . . . . . .    1996    185,600   157,420    200,000         6,732(1)
 Chairman of the Board        1995    162,750    54,000       --           6,470(1)
 & CEO                        1994    149,277   140,000       --           6,604(1)

Walter J. Muratori . . . .    1996    191,137   168,640    100,000        11,637(2)
 President                    1995    162,750    81,000       --          26,758(2)
                              1994    153,750   155,000       --          14,862(2)

F. Dixon McElwee . . . . .    1996    160,750    71,765     25,000           523(1)
 Vice President - CFO(3)      1995     46,500     8,525     25,000          -0-
                              1994       --        --         --            --

C. Steven Gaffney. . . . .    1996    124,800   110,419       --           9,848(2)
 Vice President               1995    110,250    51,000       --          19,811(2)
                              1994    102,500   105,000       --          10,883(2)

J. Curtis Baker. . . . . .   1996     116,150    57,568       --           4,345(1)
 Executive VP - Cameron      1995     116,000    28,000       --           4,405(1)
                             1994     107,000    78,000       --           5,019(1)

-------------------
(1)  Represents the Company's matching contribution under the Cameron
     401(k) Plan.
(2) Represents the Company's matching contribution under the Ashley 401(k) Plan and Company contributions to the Ashley Profit Sharing Plan.
(3)  Mr. McElwee joined the Company in June 1995.


  EMPLOYEE STOCK OPTIONS

     The Cameron Ashley Stock Incentive Plan and 1996 Stock Incentive Plan (collectively, the "Incentive Plans") provide for the grant of awards in the form of non-qualified stock options ("NQSOs"), incentive stock options ("ISOs"), stock appreciation rights ("SARs") and shares of restricted stock as well as several types of equity-based incentive compensation awards including performance units, performance shares, phantom stock, unrestricted bonus stock and dividend equivalent rights. All officers and key employees of the Company and its affiliates (approximately 150 persons) are eligible to participate in the Incentive Plans. Set forth below is information relating to grants of options to purchase shares of the Company's Common Stock made to the Named Executive Officers in fiscal 1996 under the Incentive Plans. Options granted to Mr. Ross and Mr. Muratori under the 1996 Stock Incentive Plan are subject to shareholder approval of such Plan. See Proposal II, "Approval of the Adoption of the 1996 Stock Incentive Plan". The Company granted no ISOs, SARs or restricted stock during fiscal 1996.

                           OPTION GRANTS IN FISCAL 1996

                                                                   POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                        ANNUAL RATES OF STOCK PRICE
                                INDIVIDUAL GRANTS                      APPRECIATION FOR OPTION TERM
                     -----------------------------------           -------------------------------------
                                      % OF TOTAL
                       OPTIONS     OPTIONS GRANTED   EXERCISE OR
                     GRANTED (1)   TO EMPLOYEES IN   BASE PRICE    EXPIRATION
      NAME                #          FISCAL YEAR      ($/sh)(2)       DATE         5%($)       10%($)
------------------   -----------   ---------------   -----------   ----------   ----------   -----------
Ronald R. Ross         200,000          53.8%          $12.25       09/01/06    $1,225,000   $2,450,000

Walter J. Muratori     100,000          26.9%          $12.25       09/01/06    $  612,500   $1,225,000

F. Dixon McElwee        25,000           6.7%          $11.50       06/18/06    $  143,750   $  287,500

C. Steven Gaffney        --              --              --            --            --          --

J. Curtis Baker          --              --              --            --            --          --

-------------------
(1) These options become exercisable in equal installments over a three-year period. In the event of a change of control, the options listed above become immediately exercisable.

(2) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain restrictions.


    The following table presents information regarding the value realized through stock option exercises during fiscal 1996 and the value of unexercised options held by the Named Executive Officers at October 31, 1996. There were no ISOs, SARs or restricted stock outstanding during fiscal 1996.


      AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND FY-END OPTION VALUES

                                                           NUMBER OF
                                                     SECURITIES UNDERLYING
                                                      UNEXERCISED OPTIONS    VALUE OF UNEXERCISED
                                                           AT FY-END         IN-THE-MONEY OPTIONS
                             SHARES                           (#)                AT FY-END(1)
                            ACQUIRED                 ---------------------   --------------------
                          ON EXERCISE     VALUE            EXERCISABLE/          EXERCISABLE/
NAME                           #         REALIZED         UNEXERCISABLE         UNEXERCISABLE
----                      -----------   ----------   ---------------------   --------------------
Ronald R. Ross . . . . .    241,001     $2,120,808       18,999/200,000      $  240,812/$275,000

Walter J. Muratori . . .     70,000     $  811,400      180,004/100,000      $2,276,150/$137,500

F. Dixon McElwee . . . .       --           --            8,333/ 41,667      $        0/$ 53,125

C. Steven Gaffney. . . .     70,000     $  811,400       88,336/      0      $1,117,009/$      0

J. Curtis Baker. . . . .     30,000     $  316,500       45,996/  8,444      $  583,000/$107,027

-------------------
(1) Dollar values were calculated by determining the difference between the closing sale price of the Common Stock on October 31, 1996 of $13.625 per share and the exercise price of such options.


  EMPLOYMENT AGREEMENTS

     Mr. Ross is party to an employment agreement with Cameron. This agreement replaced, superseded and extended the term of a prior agreement dated December 20, 1991 between Mr. Ross and Cameron scheduled to expire on December 20, 1996. Mr. Ross's agreement provides for his employment by Cameron for a period of three years commencing on September 1, 1996 or until earlier termination upon (i) death or disability; (ii) Cause (as defined in the agreement); (iii) 90 days' prior written notice to Cameron by Mr. Ross;
(iv) immediate written notice by Cameron to Mr. Ross; or (v) mutual agreement between Cameron and Mr.

Ross. Mr. Ross's agreement provides for a minimum base salary of $275,000, subject to periodic review and discretionary increase by the Cameron's Board of Directors; an annual cash performance bonus in an amount up to 100% of base salary for the applicable year based on attainment of performance objectives established by the Board of Directors of Cameron and the Company in good faith; and the right to stock options for 200,000 shares of Cameron common stock (all of which have been granted) and an additional grant of options at the end of the term thereof in the discretion of the Board of the Company. Mr. Ross is also entitled to reimbursement of reasonable business expenses and participation in all employee benefit plans for which he is eligible. Upon termination of Mr. Ross's employment for any reason except as set forth in clause (iv) above, Mr. Ross will be paid only his earned but unpaid base salary as of the date of termination. If his employment is terminated in the manner described in clause (iv), Mr. Ross will be entitled to receive severance pay equal to (a) his then current annualized base salary for a period of twelve months PLUS (b) the average of the annual bonus actually paid to or accrued for him for the two most recent fiscal years ended prior to the date of termination, paid over twelve months. The agreement also contains a noncompetition and nonsolicitation agreement covering the term of the agreement plus one year following termination.

     Mr. Muratori is party to an employment agreement with Ashley. This agreement replaced, superseded and extended the term of a prior agreement dated December 20, 1991, between Mr. Muratori and Ashley scheduled to expire on December 20, 1996. Mr. Muratori's agreement provides for his employment by Ashley for a period of three years commencing on September 1, 1996 or until earlier termination upon (i) death or disability; (ii) Cause (as defined in the agreement); (iii) 90 days' prior written notice to Ashley by Mr. Muratori; (iv) 90 days' prior written notice to Mr. Muratori by Ashley; or (v) mutual agreement between Mr. Muratori and Ashley. Mr. Muratori's agreement provides for a minimum base salary of $225,000, subject to periodic review and discretionary increase by Ashley's Board of Directors; eligibility for an annual cash performance bonus payable at the sole discretion of Ashley's Board of Directors; and the right to stock options for shares of Ashley common stock (all of which have been granted) and an additional grant of options at the end of the term thereof in the discretion of the Board of the Company. Mr. Muratori is also entitled to reimbursement for reasonable business expenses and participation in all employee benefit plans for which he is eligible. Upon termination of Mr. Muratori's employment for any reason except as set forth in clause (iv) above, Mr. Muratori will be paid only his earned but unpaid based salary as of the date of termination. If his employment is terminated in the manner described in clause (iv), Mr. Muratori will be entitled to receive severance pay equal to (a) his then current annualized base salary for a period of twelve months PLUS (b) the average of the annual bonus actually paid to or accrued for him for the two most recent fiscal years ended prior to the date of termination, paid over twelve months.
 The agreement also contains a noncompetition and nonsolicitation agreement covering the term of the agreement plus one year from the date of termination.

     Mr. Gaffney was a party to an employment agreement dated October 18, 1991 with Ashley which expired on October 18, 1996 and was not replaced. Each of Messrs. Baker, Bradberry and Spivey were parties to employment agreements with Cameron which expired on December 20, 1996 and were not replaced.


  CHANGE OF CONTROL AGREEMENTS

     Each of Mr. Ross and Mr. Muratori are parties to Change of Control Agreements with the Company executed as of June 1, 1996. These agreements become effective upon a "Change of Control" (as defined therein) and remain in effect for a period of five years thereafter. Upon a Change of Control, the employment agreements of Mr. Ross and Mr. Muratori with Cameron and Ashley, respectively, would be automatically superseded by the Change of Control Agreement and the terms of their employment with the Company would be governed thereby.

     Under the Change of Control Agreements, Mr. Ross and Mr. Muratori are provided a base salary equal to a 12-month annualized amount of the highest monthly base salary paid to such executives during the preceding 12-month period. They are also entitled to receive a guaranteed bonus in cash equal to their highest bonus under existing bonus plans for the last three full fiscal years prior to the effective date. Each of Mr. Ross and Mr. Muratori would be entitled to participate in all incentive plans, fringe benefits, vacation and expense reimbursement policies as in effect with respect to the Company prior to the Change of Control.

     The Change of Control Agreements provide remedies to Mr. Ross and Mr. Muratori in the event their employment is terminated during the employment period initiated by the Change of Control. If such executive is terminated for "Cause" (as defined therein), he is entitled only to salary and benefits accrued through the date of termination. If terminated without Cause or if such executive resigns for "Good Reason" (as defined therein), he is entitled to severance benefits. Such benefits would consist of (i) unpaid base salary through the termination date, (ii) bonus earned through the termination date,
(iii) any unpaid deferred compensation and accrued vacation pay, (iv) three times annual base salary and annual bonus (v) three years extra credit toward retirement plan benefits; (vi) three years continued coverage under welfare plans and (vii) any other unpaid benefits to which the executive is entitled. The Change of Control Agreements also provide for the payment of accrued salary, bonus and benefits in the event of the death or disability of Mr. Ross or Mr. Muratori. The severance payments owed to Mr. Ross and Mr. Muratori are further subject to adjustment to mitigate the impact on the Company and on the executive of Internal Revenue Code Sections 280G (dealing with the limitation on deductibility of so-called excess "parachute" payments) and 4999 (dealing with excise taxes payable by the recipient of "parachute" payments) with respect to such payments.


REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     Decisions and recommendations regarding the compensation of the Company's executives are made by a three-member Compensation Committee composed entirely of directors who do not serve as officers or employees of the Company. Following is a report of the Compensation Committee concerning the Company's executive compensation policies for fiscal 1996. THE FOLLOWING REPORT IS NOT SUBJECT TO INCORPORATION BY REFERENCE IN ANY FILINGS HERETOFORE OR HEREAFTER MADE BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     The Compensation Committee of the Board of Directors is responsible for establishing the policies and programs that determine the compensation of the Company's chief executive officer and other senior management. The Compensation Committee establishes increases in base compensation (over base compensation as established by contract) and bonus compensation (subject to maximum bonus percentages also established by contract) on an annual basis for the Company's Chairman of the Board and Chief Executive Officer and its President and has approval authority over the recommendations of senior management for increases in annual base and bonus compensation for all other executive officers. In addition, the Compensation Committee has exclusive authority to approve stock option grants to all executive officers. The Compensation Committee considers both internal and external data in determining officers' compensation, including input from outside compensation consultants and relevant industry executive compensation data.


  COMPENSATION PHILOSOPHY

    The compensation philosophy of the Company, endorsed by the Compensation Committee, is that a substantial portion of the annual compensation of each executive officer must be contingent upon the performance of the Company, as well as the individual contributions of each officer. As a result, much of the executive officer's compensation is "at risk," with annual bonus compensation (at full target levels) accounting for up to 50% of total cash compensation for senior management. The purpose of this philosophy is to align the executive's compensation closely with the Company's annual and long-range objectives, thereby serving the interests of the Company's shareholders. The Company also seeks to ensure that its compensation opportunities are competitive with companies of similar size and in similar industries to enable the Company to attract and retain highly qualified executives.

  COMPENSATION PROGRAM

     The Company's executive compensation program has three major components, all of which are intended to implement the Company's compensation philosophy:

         1. BASE SALARY for executive officers has generally been established by employment contract and is reviewed annually in relation to the competitive pay practices of comparable companies, the skills and performance level of the individual executive, and the needs and resources of the Company.

         2. CASH INCENTIVE COMPENSATION is paid annually in the form of bonuses based on the attainment of specified business and personal goals. Target maximum bonuses are established as a percentage of base salary and range from 100% of base salary for the Named Executive Officers to 50% of base salary for less senior executive officers. A major component of each executive's annual bonus compensation is tied to the Company's overall performance and profitability in the fiscal year.

         3. EQUITY-BASED INCENTIVE COMPENSATION is provided to employees and management through the Incentive Plans. The Incentive Plans are administered by the Compensation Committee. In connection with the extension of the Employment Agreements of Mr. Ross and Mr. Muratori in September 1996, the Compensation Committee approved the grant of 200,000 and 100,000 options, respectively, to such officers in reflection of the incentive and retention goals of the Incentive Plans. The Compensation Committee has determined that the number of options granted to the other Named Executive Officers at the time of execution of their respective employment agreements, with the applicable vesting schedules, provided sufficient incentives for such persons during the entire term of such agreements. It has been the policy of the Company not to make additional or annual option grants to this senior management group for the duration of their employment contracts and to reserve options for use in connection with the Company's acquisition strategy and other key management incentive program. As a result, in fiscal 1996, one grant of 25,000 options was made to Mr. McElwee under a commitment of his employment relating back to June 1995 and no grants were made to the other Named Executive Officers under the Incentive Plans.

         Executive officers who joined the Company after the initial public offering, typically have received initial option grants commensurate with their positions and responsibilities with the Company. Executive officers (other than the Named Executive Officers) may from time to time receive additional, discretionary option grants based upon performance. One executive officer received two separate discretionary grants in fiscal 1995 totaling 28,601 shares. From time to time the Company will make smaller, discretionary grants of stock options to non-executive key employees in connection with their initial employment with the Company or to reward outstanding performance.

         In March 1995, upon recommendation of independent compensation consultants and the Compensation Committee, the Board of Directors of the Company approved annual stock option grants under the Incentive Plans for certain executive officers and other key management of the Company. This compensation strategy is designed to directly link performance in meeting annual objectives and the individual's position with the Company to an annual grant of stock options based upon a formula approved by the Compensation Committee. Executive officers who have employment agreements or other commitments relating to the grant of stock options are not eligible for such annual grants. Near the end of fiscal 1996, each of the employment agreements of Messrs. Bradberry, Baker, Spivey and Gaffney expired, and such executive officers (three of which are Named Executive Officers), became eligible to participate in such annual grants for performance during fiscal 1996 and thereafter. A total of 84,260 options were granted in December 1996 in accordance with this compensation strategy for performance during fiscal 1996, including four grants to executive officers.

         Options under the Company's Incentive Plan are granted at the market price on the date of grant and vest over a term of three to five years during the participant's employment with the Company. The purpose of the Incentive Plan is to instill the economic incentives of ownership, create management incentives to improve shareholder value and, through the use of vesting periods, encourage executives to remain with the Company and focus on long-term results. The Company has not granted stock appreciation rights, restricted stock awards or long-term incentive bonuses; however, the Incentive Plan permits such grants of these types of incentives.

         The Stock Purchase Plan allows eligible employees, including all executive officers, to purchase shares of the Company's Common Stock at not less than 85 percent of fair market value, subject to certain limitations. The purpose of the Stock Purchase Plan is to enhance the proprietary interest among employees of the Company.


  OTHER EXECUTIVE COMPENSATION

     The Company (through its subsidiaries) provides benefits to executives that are also available to all employees of its subsidiaries, including 401(k) savings plans (which include matching contributions), medical, life and disability insurance benefits and car allowances. There are no other pension or retirement programs. The Company generally does not provide executive perquisites such as club memberships.

     The Securities and Exchange Commission requires that all Compensation Committees discuss how they intend to deal with the cap on the deductibility of compensation over $1 million for executive officers. It is not necessary to consider this issue at this time based on the Company's current level of compensation. The Company intends to take the necessary steps to ensure its executive officer compensation policies comply with the cap at the appropriate time.


  CHIEF EXECUTIVE OFFICER'S COMPENSATION

     Mr. Ross's fiscal 1996 compensation was derived partly from commitments under Mr. Ross's employment agreement entered into prior to fiscal 1996 and partly from new commitments entered into under a new employment agreement
effective September 1, 1996.   See "Executive Compensation - Employment
Agreements." Under the prior agreement, the discretionary increase in Mr. Ross's base salary was approved by the Compensation Committee at the beginning of the fiscal year. Under the new agreement, an additional increase in his base salary became effective September 1, 1996 (as discussed below). The incentive bonus payment for Mr. Ross for fiscal 1996 was approved by the Compensation Committee in December 1996.

     Mr. Ross's target annual bonus of 100% of base salary is set by his employment agreement. The agreement provides that the amount of bonus is determined based upon the achievement of quantitative and qualitative performance goals established in good faith by the Compensation Committee of the Company. In determining Mr. Ross's fiscal 1996 bonus payment, the Committee measured the Company's performance in relation to pre-set targets for the following factors: (i) the pre-tax profit of the Cameron subsidiary,
(ii) the Company's earnings per share, and (iii) the stock price of the Company's Common Stock at fiscal year end, and also considered certain discretionary factors, including the leadership of Mr. Ross in strategic acquisitions and the overall growth in his responsibilities as a result of the significant growth of the Company. Mr. Ross's bonus is weighted 60% to the pre-set financial targets described above and 40% to discretionary factors. In fiscal 1996, Mr. Ross achieved 93% out of a possible 100% of the criteria established for his fiscal 1996 bonus.

     In fiscal 1996, the Committee commissioned the Company's human resources department to survey compensation information for similarly situated Chief Executive Officers, both within the industry and with companies of comparable market capitalization. The results of such survey were presented to the Committee in August 1996.

     Mr. Ross's prior employment agreement (the "Prior Agreement") commenced on December 20, 1991 and was scheduled to expire on December 20, 1996. In reviewing the results of such survey, it was the Committee's assessment that Mr. Ross's existing compensation package was well below market, and that a new compensation package and extension of his employment agreement term was necessary to achieve competitive base and bonus compensation for Mr. Ross.
In addition, the Committee believed that additional equity-based compensation awards were necessary to establish proper incentives for the retention of Mr. Ross to achieve the Company's short term and long term goals.

     As a result, the Compensation Committee elected to re-revise and extend Mr. Ross's Employment Agreement for a three year term, commencing September 1, 1996. Mr. Ross's new agreement established a base salary of $275,000, a 38% increase over his previous base salary for fiscal 1996. In addition, Mr. Ross was granted 200,000 options for the Company's Common Stock under the 1996 Stock Incentive Plan at an exercise price equal to the fair market value at date of grant. Mr. Ross had last received stock options in 1991 upon the execution of the Prior Agreement and, under the Committee's compensation policy, was not granted additional options during the term of the Prior Agreement.

     The Committee also approved a Change of Control Agreement for Mr. Ross in fiscal 1996, effective as of June 1, 1996. See "Executive Compensation - Change of Control Agreements". The Committee believes, as recited in Mr. Ross's Change of Control Agreement, that for the best interests of the Company and its shareholders, "it is imperative to diminish the inevitable distraction of Mr. Ross by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage his full attention and dedication to the Company currently and in the event of a threatened or pending Change of Control". The Change of Control Agreement creates benefits for Mr. Ross that the Committee has determined are standard for comparable executives in a competitive environment.


                                       COMPENSATION COMMITTEE


                                       Charles C. Schoen, III, CHAIRMAN
                                       Don A. Rice
                                       Allen J. Keesler, Jr.
                                       J. Veronica Biggins

January 31, 1997

SHAREHOLDER RETURN COMPARISON

    The Company completed an initial public offering of its Common Stock and the Common Stock began trading on the NASDAQ National Market System on March 29, 1994. The following line graph presentation compares cumulative returns of the Company's Common Stock with the Nasdaq Stock Market (U.S. Companies) an industry peer group previously selected by the Company and used in the Company's Proxy Statement for the 1995 fiscal year (the "Prior Peer Index") and a new industry peer group selected by the Company for the 1996 fiscal year and thereafter (the "New Peer Index") during the period beginning March 29, 1994 through October 31, 1996 (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Stock Market (U.S. Companies), the Prior Peer Index and the New Peer Index and reinvestment of all dividends). The New Peer Index excludes certain companies in the building products industry whose primary focus and source of revenues is manufacturing or retailing and includes a selected group of companies who focus primarily on distribution of building and construction products and, in many cases, employ an acquisition and consolidation strategy similar to the Company. The Company believes that the New Peer Index will form a better basis for comparison.


                        COMPARISON OF CUMULATIVE TOTAL RETURNS
                        CAMERON ASHLEY BUILDING PRODUCTS, INC.















                                  CUMULATIVE RETURNS

                               3/29/94      10/31/96
                               -------      --------
CAMERON ASHLEY INC.              100         118.5
THE NASDAQ STOCK MARKET          100         164.7
PRIOR PEER INDEX                 100         133.9
NEW PEER INDEX                   100          84.2

    The Prior Peer Index includes the following companies: BMC West Corporation, Crane Co., Elcor Corp., Eljer Industries, Inc., Home Depot, Inc., Hughes Supply, Inc., Morgan Products, Ltd., Owens Corning Fiberglas Corp., Patrick Industries, Inc. and Strober Organization, Inc.

    The New Peer Index includes the following companies: BMC West Corporation, Barnett, Inc., Dayton Superior Corporation, Hughes Supply, Inc., Morgan Products, Ltd., Noland Company, Patrick Industries, Inc., Shelter Components Corporation, Wickes Lumber Company and Wolohan Lumber Company.

PRINCIPAL SHAREHOLDERS OF THE COMPANY

    Based solely on information furnished to the Company, the following table sets forth information with respect to the beneficial ownership of shares of Common Stock as of January 15, 1997 by (i) each director and nominee for director of the Company; (ii) the Named Executive Officers of the Company;
(iii) each person known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock; and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each shareholder has sole voting and investment power with respect to the indicated shares.

                                          NUMBER OF SHARES
                                          OF COMMON STOCK       PERCENT
    NAME                                 BENEFICIALLY OWNED   OF CLASS (1)

CGW Southeast Partners I, L.P.(2).....       1,909,646           21.1
Wellington Management Company(3)......         693,000            7.6
The Kaufmann Fund, Inc.(4)............         550,000            6.1
The TCW Group, Inc.(5)................         621,400            6.9
Smith Barney Holdings, Inc.(6)........         478,423            5.3
Ronald R. Ross........................         115,347 (7)        1.3
Walter J. Muratori....................         309,506 (8)        3.4
J. Curtis Baker.......................          75,971 (9)         *
F. Dixon McElwee......................           8,333(10)         *
C. Steven Gaffney.....................         170,004(11)        2.0
Richard L. Cravey(2)..................       1,909,646(12)       21.1
Edwin A. Wahlen, Jr.(2)...............       1,909,646(12)       21.1
Donald S. Huml........................           2,666(13)           *
Don A. Rice...........................           2,666(13)           *
Charles C. Schoen, III................           5,000(14)           *
Stanley C. Weiss......................          13,000(15)           *
J. Veronica Biggins...................               0               *
Harry K. Hornish......................               0               *
Allen J. Keesler, Jr..................               0               *
All directors and executive officers
 as a group (18 persons)..............       2,742,120(16)       28.9
_______________
 *  Represents less than 1% of the Common Stock outstanding.

(1) Pursuant to the rules of the Securities and Exchange Commission, shares of the Company's Common Stock that a person has the right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for the purposes of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2) The address of CGW Southeast Partners I, L.P. and the business address of Messrs. Cravey and Wahlen is Twelve Piedmont Center, Suite 210, Atlanta, Georgia 30305.
(3) Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 9, 1996. The address of Wellington Management Company is 75 State Street, Boston, Massachusetts 02109. Shares are held by a variety of investment advisory clients with whom Wellington Management Company is deemed to have either shared voting power or shared dispositive power or both.
(4) Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 9, 1996. The address of The Kaufmann Fund, Inc. is 140 E. 45th Street, 43th Floor, New York, New York 10017.
(5) Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 12, 1996. The address of The TCW Group, Inc. is 865 South Figueroa Street, Los Angeles, California 90017. Robert Day, an individual, may be deemed to control The TCW Group, Inc.

(6) Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 1, 1996. The address of Smith Barney Holdings, Inc. ("SB Holdings") is 388 Greenwich Street, New York, New York 10013. Travelers Group, Inc. ("Travelers"), sole stockholder of SB Holdings, may be deemed to have beneficial ownership of these shares. Each of SB Holdings and Travelers have disclaimed beneficial ownership of such shares.
(7) Includes 0 shares subject to options exercisable within 60 days and 170 shares owned by his son.
(8) Includes 180,004 shares subject to options exercisable within 60 days and 2,000 shares owned by his wife.
(9) Includes 54,440 shares subject to options exercisable within 60 days and 200 shares owned by his wife.
(10) Includes 8,333 shares subject to options exercisable within 60 days.
(11) Includes 78,336 shares subject to options exercisable within 60 days.
(12) As Managing Directors of the corporate general partner of CGW and of the Management Company, Messrs. Cravey and Wahlen share voting and investment power with respect to the shares owned of record by CGW Southeast
     Partners I, L.P. and are, therefore, deemed to be the beneficial owners of such shares.
(13) Includes 2,666 shares subject to options exercisable within 60 days.
(14) Includes 3,000 shares subject to options exercisable within 60 days.
(15) Includes 10,000 shares held in trust pursuant to which Mr. Weiss has sole
     voting and investment   power and 3,000 shares subject to options
     exercisable within 60 days. Mr. Weiss will not stand for re-election as a Director at the Company's 1997 Annual Meeting.
(16) Includes a total of 419,284 shares subject to options exercisable within 60 days.


                                     PROPOSAL II
                             APPROVAL OF THE ADOPTION OF
                            THE 1996 STOCK INCENTIVE PLAN


INTRODUCTION

    On May 21, 1996, the Board of Directors adopted the Cameron Ashley Building Products, Inc. 1996 Stock Incentive Plan (the "Plan"), subject to the approval of the Company's stockholders. The Plan provides for awards in the form of options (which may include incentive stock options or non-statutory stock options), restricted shares, performance units, dividend equivalent, phantom shares and stock appreciation rights ("SARs"), or any combination thereof. A total of 1,500,000 shares of Common Stock of the Company are reserved for issuance under the Plan.

    The Board believes that the Plan will enable the Company to continue to attract and retain highly qualified individuals capable of implementing the Company's long-term strategic goals and objectives. The Board further believes that the Plan will provide the Company with the means to motivate high levels of performance by key employees in order to increase shareholder value.

    The Plan is intended to supplement the Company's existing Stock Incentive Plan, adopted February 7, 1994 (the "1994 Plan"), under which approximately 130,000 shares of Common Stock currently remain available for grant. It is the intent of the Compensation Committee to continue to make grants under the 1994 Plan until the shares authorized thereunder are exhausted. However, under current projections for formula-based stock option grants, the Compensation Committee believes that the number of shares available under the 1994 Plan is inadequate to meet the Company's ongoing requirements in the near future.

    The Compensation Committee expects to use option awards under the Plan as its primary method of providing stock-based incentive compensation to key employees over the next few years. The Plan provides that such options may not be granted at less than 25% of fair market value of the Common Stock on the grant date. However, the Compensation Committee has adopted a formula based program whereby annual grants of options to key employees, based on objective performance criteria for the preceding fiscal year, are made at not less than 100% of fair market value as of the annual grant date. This means that participants receive nothing unless the Company's stock price increases over the option term. The Board believes that the Plan directly ties management's interests to those of shareholders and that approval of the Plan is in the Shareholders' best interests.

PURPOSE

    The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging key employees to focus on critical long-range objectives, (b) encouraging the attraction and retention of key employees with exceptional qualifications, including key executives that may join the Company in the future as a result of acquisitions, and (c) linking key employees directly to shareholder interests through increased stock ownership.


ADMINISTRATION

    The Plan will be administered by the Compensation Committee (the "Committee"), which consists entirely of Directors who are not employees of the Company or any of its subsidiaries ("Outside Directors"). The Committee selects the key employees of the Company or any subsidiary who will receive awards, determines the size of any award and establishes any vesting or other conditions.


ELIGIBILITY

    Key employees of the Company are eligible to receive awards under the Plan. Outside Directors are also eligible to receive automatic grants under the Plan. The Committee has also implemented a program whereby Outside Directors will receive annual grants of options at a discount (but not less than 25%) of the fair market value of the Common Stock on the grant date and may also elect to receive additional awards under the Plan in lieu of annual retainer and meeting fees. See "Director Compensation". As of the Record Date, two executive officers and the Company's Outside Directors were participants in the Plan. Approximately 150 executive officers and key employees are currently eligible to participate in the 1994 Plan. It is not possible to determine how many eligible employees will participate in the Plan in the future.


OPTIONS AND STOCK APPRECIATION RIGHTS

    Options may include nonstatutory or "non-qualified" stock options ("NSOs") as well as incentive stock options ("ISOs") intended to qualify for special tax treatment. The exercise price of options must be equal to or greater than 25% of the fair market value of the Common Stock on the date of grant. On January 20, 1997, the Company's Common Stock closed at $14.00 per share. The term of an ISO cannot exceed 10 years, and all options and SARs are nontransferable prior to the optionee's death. The exercise price of an option may be paid in any lawful form permitted by the Committee, including cash or the surrender of shares of Common Stock already owned by the optionee.

    An SAR permits the participant to elect to receive any appreciation in the value of the optioned stock directly from the Company, either in shares of Common Stock or in cash or a combination of the two, in lieu of exercising the option, with the Committee having the discretion to determine the form in which such payment will be made. The amount payable on exercise of an SAR is measured by the difference between the market value of the optioned stock at exercise and the exercise price. SARs may be granted in combination with options or on a stand-alone basis.

    Upon exercise of an SAR, the corresponding portion of the related option must be surrendered and cannot thereafter be exercised. Conversely, upon exercise of an option to which an SAR is attached, the SAR may no longer be exercised to the extent that the corresponding option has been exercised. The Committee has no present intention to issue SARs under the Plan except under the Outside Director automatic grant provisions as described below.

RESTRICTED SHARES AND PERFORMANCE UNITS

    Restricted stock awards consist of grants of Common Stock of the Company for no or minimal consideration. Restricted stock awards are subject to such terms, conditions and restrictions as the Committee may determine.
Restricted shares are subject to forfeiture in the event that the applicable vesting conditions are not satisfied, and they are generally nontransferable prior to vesting. Restricted shares have the same voting and dividend rights as other shares of Common Stock.

    Performance unit awards consist of grants of units of a designated dollar amount per unit for no consideration, subject to such terms, conditions and restrictions as the Committee may determine. A performance unit is an unfunded bookkeeping entry representing the equivalent of such specified dollar value, and it is nontransferable prior to the holder's death. A holder of performance units has no voting rights or other privileges as a stockholder.

    Performance units, when vested, may be settled by distributing shares of Common Stock or by a cash payment, corresponding to the fair market value of the performance unit, or a combination of both. Vested performance units will be settled at the time determined by the Committee. With the Committee's consent, the recipient of restricted shares or performance units may pay all projected withholding taxes relating to the award with Common Stock rather than cash.

DIVIDEND EQUIVALENT AND PHANTOM SHARES

    Dividend equivalent rights entitle the participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Common Stock to the Company's shareholders during the period such rights are effective. These rights are subject to such restrictions and conditions as the Committee may determine.

    Phantom shares entitle the participant to receive, at a specified future date, payment of an amount equal to all or a portion of the fair market value of a specified number of shares of Common Stock at the end of a specified period. Phantom shares are subject to such factors governing the payment thereof, including performance criteria, as the Committee may determine.

VESTING CONDITIONS

    The Committee determines the number of options, SARs, restricted shares and performance units to be included in the award as well as the vesting and other conditions. The vesting conditions may be based on the employee's service, his or her individual performance, the Company's performance or other appropriate criteria. In general, the vesting conditions will be based on the employee's service after the date of grant. Vesting may be accelerated in the event of the employee's death, disability or retirement in the discretion of the Compensation Committee and is automatically accelerated in the event of a change of control.

    The events which constitute a change of control for purposes of the Plan are described under the terms of the applicable Stock Option agreements. Generally, a "change of control" occurs when (i) a person or entity becomes the beneficial owner of 30% or more of the voting power of the Company's shares, (ii) the shareholders of the Company approve a merger or other business combination of the Company unless immediately after such transaction the majority ownership of the Company does not change or (iii) during any consecutive 24-month period, members of the Board of Directors of the Company at the beginning of such period cease to constitute a majority thereof, unless the election of each director is approved by the vote of at least two-thirds of the directors still in office who were directors at the beginning of such period.

AUTOMATIC GRANTS TO OUTSIDE DIRECTORS

    The Committee has adopted a program whereby Outside Directors will automatically receive an NSO covering 1,000 shares annually at an exercise price equal of a discount to the fair market price of Common Stock on the date of grant with an aggregate value of $9,000 on the date of grant. NSOs granted to Outside Directors become exercisable one year after grant or earlier in the event of a change of control with respect to the Company. The NSOs expire 10 years after grant or at such earlier time of the death, disability or termination of service of the Outside Director in accordance with the terms of the Plan.


OTHER PROVISIONS

    The Committee is authorized, within the provisions of the Plan, to amend the terms of outstanding restricted shares or stock units, to modify or extend outstanding options or to exchange new options for outstanding options, including outstanding options with a higher exercise price than the new options. The Committee has no present intention to modify the terms of any outstanding stock-based incentive awards.

NUMBER OF AVAILABLE SHARES

    The total number of shares available for grant under the Plan is 1,500,000. The total number of shares available for grant under the Plan shall be subject to adjustment in the event of stock splits, stock dividends and other similar recapitalization transactions. If any options, SARs, restricted shares or stock units are forfeited, or if options terminate for any other reason prior to exercise, then the underlying shares again become available for awards.

NEW PLAN BENEFITS

    In September 1996, the Company granted options for an aggregate of 300,000 shares to the Company's top two executive officers, subject to stockholder approval of the Plan. Such options have an exercise price of $12.25 per share (the closing price of the Company's Common Stock on the grant date) and will generally become exercisable in equal installments over a three-year period. The number of such options granted to the Named Executive Officers is included in the table captioned "Option Grants for Fiscal 1996".

    The Committee has full discretion to determine the number of options, SARs, restricted shares and stock units to be granted to employees under the Plan; provided, however, that no individual may receive option or SAR grants in a single calendar year covering more than 200,000 shares or stock incentives other than options or SARs in a single calendar year with fair market value of more than $100,000. Therefore, the aggregate benefits and amounts that will be received by each of the Named Officers, the executive officers as a group and all other employees under the Plan are not determinable. Awards to Outside Directors under the Plan are in accordance with the program established by the Committee. See "Director Compensation".

TERM OF THE PLAN, AMENDMENT AND TERMINATION

    The Board of Directors may at any time amend, modify or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's shareholders only to the extent required by applicable law. The Plan shall remain in effect until it is terminated except that no ISOs may be granted after May 21, 2006.

FEDERAL INCOME TAX CONSEQUENCES

    Neither the optionee nor the Company will incur any federal tax consequences as a result of the grant of an option. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of the Common Stock on the date of exercise; the Company, ordinarily will be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time an NSO is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of Common Stock withheld from those purchased under the NSO. The tax treatment of a disposition of option shares acquired under the Plan depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising an NSO. The Company will not be entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

REQUIRED VOTE

    The adoption of the Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented and voting at the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE CAMERON ASHLEY BUILDING PRODUCTS, INC. 1996 STOCK INCENTIVE PLAN.


                                     PROPOSAL III
                          APPROVAL OF SELECTION OF AUDITORS

    The Company's Board of Directors, at the recommendation of the Audit Committee, has selected Deloitte & Touche LLP to conduct the annual audit of the financial statements of the Company and its consolidated subsidiaries for fiscal 1997. Deloitte & Touche LLP has no financial interest, direct or indirect, in the Company and does not have any connection with the Company except in its professional capacity as an independent auditor.

    The ratification by the shareholders of the selection of Deloitte & Touche LLP as independent auditors is not required by law or by the Bylaws of the Company. The Board of Directors, consistent with the practice of many publicly held corporations, is nevertheless submitting this selection to the shareholders. If this selection is not ratified at the Annual Meeting, the Board of Directors intends to reconsider its selection of independent auditors for fiscal 1997.

    The Audit Committee approves all material non-audit services to be provided by Deloitte & Touche LLP and believes that these services have no effect on audit independence.

    Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR FISCAL 1997. RATIFICATION OF DELOITTE & TOUCHE LLP REQUIRES THAT THE VOTES CAST FOR RATIFICATION EXCEED THE VOTES CAST AGAINST RATIFICATION, PROVIDED A QUORUM IS PRESENT.

                                SHAREHOLDER PROPOSALS
                       FOR 1998 ANNUAL MEETING OF SHAREHOLDERS

    Proposals of shareholders, including nominations for the Board of Directors, intended to be presented to the annual meeting of shareholders to be held in 1998 should be submitted by certified mail, return receipt requested, and must be received by the Company at its executive offices in Dallas, Texas on or before October 31, 1997 to be eligible for inclusion in the Company's Proxy Statement and Proxy relating to that meeting. Any shareholder proposal must be in writing and must set forth (i) a description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and address, as they appear on the Company's books, of the shareholder submitting the proposal,
(iii) the class and number of shares that are owned by such shareholder, (iv) the dates on which the shareholder acquired the shares, (v) documentary support for any claim of beneficial ownership, (vi) any material interest of the shareholder in the proposal, and (vii) any other information required by the rules and regulations of the SEC.


                                    OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNER REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's Common Stock, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors and beneficial owners of more than ten percent of the Common Stock are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during fiscal 1996 all persons subject to the reporting requirements with regard to the Common Stock complied with all applicable filing requirements.

EXPENSES OF SOLICITATION

    The Company will bear the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited by directors, officers or other employees of the Company, personally, by telephone or by facsimile. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers, custodians or other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to principals and obtaining their instructions.

MISCELLANEOUS

    Management does not know of any matters to be brought before the Annual Meeting other than as described in this Proxy Statement. Should any other matters come before the Annual Meeting, the persons designated as proxies will vote in accordance with their best judgment on such matters.


AVAILABILITY OF ANNUAL REPORT AND 10-K

    ACCOMPANYING THIS PROXY STATEMENT IS A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED OCTOBER 31, 1996, INCORPORATED IN WHICH IS A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FISCAL 1996 (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO). SHAREHOLDERS WHO WOULD LIKE ADDITIONAL COPIES OF THE ANNUAL REPORT OR THE FORM 10-K SHOULD DIRECT THEIR REQUESTS IN WRITING TO: CAMERON ASHLEY BUILDING PRODUCTS, INC., 11651 PLANO ROAD, DALLAS, TEXAS 75243, ATTENTION:
JOHN S. DAVIS, SECRETARY.

                                                                     APPENDIX A












                        CAMERON ASHLEY BUILDING PRODUCTS, INC.
                              1996 STOCK INCENTIVE PLAN

                        CAMERON ASHLEY BUILDING PRODUCTS, INC.
                              1996 STOCK INCENTIVE PLAN

                                  TABLE OF CONTENTS


Section 1 -- Definitions .........................................   1
    1.1  Definitions                                                 1
Section 2 -- The Stock Incentive Plan ............................   3
    2.1  Purpose of the Plan                                         3
    2.2  Stock Subject to the Plan                                   4
    2.3  Administration of the Plan                                  4
    2.4  Eligibility and Limits                                      4
Section 3 -- Terms of Stock Incentives ...........................   4
    3.1  Terms and Conditions of All Stock Incentives                4
    3.2  Terms and Conditions of Option                              5
    3.3  Terms and Conditions of Stock Appreciation Rights           7
    3.4  Terms and Conditions of Stock Awards                        7
    3.5  Terms and Conditions of Dividend Equivalent Rights          7
    3.6  Terms and Conditions of Performance Unit Awards             8
    3.7  Terms and Conditions of Phantom Shares                      8
    3.8  Treatment of Awards Upon Termination of Employment          9
Section 4 -- Restrictions on Stock ...............................   9
    4.1  Escrow of Shares                                            9
    4.2  Forfeiture of Shares                                        9
    4.3  Restrictions on Transfer                                    9
Section 5 -- General Provisions ..................................   9
    5.1  Withholding                                                 9
    5.2  Changes in Capitalization; Merger; Liquidation             10
    5.3  Cash Awards                                                11
    5.4  Compliance with Code                                       11
    5.5  Right to Terminate Employment or Directorship              11
    5.6  Non-alienation of Benefits                                 11
    5.7  Restrictions on Delivery and Sale of Shares; Legends       11
    5.8  Termination and Amendment of the Plan                      11
    5.9  Stockholder Approval                                       11
    5.10 Choice of Law                                              12
    5.11 Effective Date of Plan                                     12

                        CAMERON ASHLEY BUILDING PRODUCTS, INC.
                              1996 STOCK INCENTIVE PLAN


                                SECTION 1  DEFINITIONS

    1.1 DEFINITIONS. Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

         (a)  "BOARD OF DIRECTORS" means the board of directors of the Company.

         (b) "CAUSE" has the same meaning as provided in any employment agreement between the Participant and the Company on the date of Termination of Employment, or if no such definition or employment agreement exists, "Cause" means conduct amounting to (1) fraud or dishonesty against the Company,
(2) Participant's willful misconduct, repeated refusal to follow the reasonable directions of the Board of Directors, or knowing violation of law in the course of performance of the duties of Participant's employment with the Company,
(3) repeated absences from work without a reasonable excuse, (4) repeated intoxication with alcohol or drugs while on the Company's premises during regular business hours, (5) a conviction or plea of guilty or NOLO CONTENDERE to a felony or a crime involving dishonesty, or (6) a breach or violation of the terms of any employment or other agreement to which Participant and the Company are party.

         (c) "CHANGE OF CONTROL" means the first to occur of the following events:

              (i) any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof), excluding the Company, any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee thereof), but including a 'group' as defined in Section 13(d)(3) of the Exchange Act (a "Person"), becomes the beneficial owner of shares of the Company having at least thirty percent (30 %) of the total number of votes that may be cast for the election of directors of the Company (the "Voting Shares"), or, if greater, that percentage of Voting Shares owned by CGW Southeast Partners I, L.P. (such 30% or greater percentage hereinafter referred to as the "Voting Share Percentage"); provided that no Change of Control will occur as a result of an acquisition of stock by CGW Southeast Partners I, L.P. or the Company which increases, proportionately, the stock representing the voting power of the Company owned by such person or group above the Voting Share Percentage, and provided further that if such person or group acquires stock representing more than the Voting Share Percentage by reason of share purchases by the Company, and after such share purchases by the Company acquires any additional shares representing voting power of the Company, then a Change of Control shall occur;

              (ii) the shareholders of the Company shall approve any merger or other business combination of the Company, sale of the Company's assets or combination of the foregoing transactions (a "Transaction") other than a Transaction involving only the Company, one or more of its Subsidiaries, or CGW Southeast Partners I, L.P. or any of its affiliates, or a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity excluding for this purpose any shareholder owning directly or indirectly more than ten percent (10%) of the shares of the other company involved in the merger; or

              (iii) within any 24-month period beginning on or after the Effective Date, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors or the board of directors of any successor to the Company, provided that any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if such director was elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this clause (iii); and provided further that any director elected to the Board of Directors to avoid or settle a threatened or actual proxy contest shall in no event be deemed to be an Incumbent Director.

    Notwithstanding the foregoing, any distribution or transfer of shares of the Company by CGW Southeast Partners I, L.P., to its partners or its affiliates shall in no event be a Change in Control.

         (d)  "CODE" means the Internal Revenue Code of 1986, as amended.

         (e) "COMMITTEE" means the committee appointed by the Board of Directors to administer the Plan. The Committee shall consist of at least two members of the Board of Directors each of whom shall be both a "non-employee director," as defined in Rule 16b-3 as promulgated under the Exchange Act and an "outside director" within the meaning of Code Section 162(m).

         (f) "COMPANY" means Cameron Ashley Building Products, Inc., a Georgia corporation.

         (g)  "COVERED EMPLOYEE" shall have the meaning set forth in Code
Section 162(m)(3).

         (h) "DISABILITY" has the same meaning as provided in the employment agreement between the Participant and the Company on the date the Participant ceases active work due to a disability, or if no such definition or employment agreement exists, Disability means (1) the inability of Participant to perform the duties of Participant's employment due to physical or emotional incapacity or illness, where such inability is expected to be of long-continued and indefinite duration or (2) Participant shall be entitled to (i) disability retirement benefits under the federal Social Security Act or (ii) recover benefits under any long-term disability plan or policy maintained by the Company (or its Parent or Subsidiaries). In the event of a dispute, the determination of Disability shall be made by the Board of Directors and shall be supported by advice of a physician competent in the area to which such Disability relates.

         (i) "DISPOSITION" means conveyance, sale, transfer, assignment, pledge or hypothecation, whether outright or as security, inter vivos or testamentary, with or without consideration, voluntary or involuntary.

         (j) "DIVIDEND EQUIVALENT RIGHTS" means certain rights to receive cash payments as described in Plan Section 3.5.

         (k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

         (l) "EXERCISE PRICE" means the price per share of Stock purchasable under any Option.

         (m) "FAIR MARKET VALUE" with regard to a date means the closing price at which Stock shall have been sold on the last trading date prior to that date as reported by the National Association of Securities Dealers Automated Quotation System (or, if applicable, as reported by a national securities exchange selected by the Committee on which the shares of Stock are then actively traded) and published in The Wall Street Journal; provided that, for purposes of granting awards other than Incentive Stock Options, Fair Market Value of the shares of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value.

         (n) "OPTION" means a non-qualified stock option or an incentive stock option.

         (o) "OVER 10% OWNER" means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Parents or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

         (p) "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if (with respect to Incentive Stock Options, at the time of granting of the Option), each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         (q) "PARTICIPANT" means individual who receives a Stock Incentive hereunder.

         (r) "PERFORMANCE UNIT AWARD" refers to a performance unit award described in Plan Section 3.6.

         (s)  "PHANTOM SHARE" refers to the rights described in Plan Section
3.7.

         (t) "PLAN" means the Cameron Ashley Building Products, Inc. Stock Incentive Plan.

         (u)  "STOCK" means the Company's common stock, no par value.

         (v) "STOCK APPRECIATION RIGHT" means a stock appreciation right described in Plan Section 3.3.

         (w)  "STOCK AWARD" means a stock award described in Plan Section 3.4.

         (x) "STOCK INCENTIVE AGREEMENT" means an agreement between the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

         (y) "STOCK INCENTIVE PROGRAM" means a written program established by the Committee, pursuant to which Stock Incentives are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

         (z) "STOCK INCENTIVES" means, collectively, Dividend Equivalent Rights, Options, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards.

         (aa) "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, with respect to incentive stock options, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         (bb) "TERMINATION OF EMPLOYMENT" means the termination of the employee-employer relationship between a Participant and the Company (and its Parent and Subsidiaries), regardless of whether severance or similar payments are made to the Participant, for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment, or whether a Termination of Employment is for Cause.


                         SECTION 2  THE STOCK INCENTIVE PLAN

    2.1 PURPOSE OF THE PLAN. The Plan is intended to (a) provide incentive to directors, officers and key employees of the Company (and its Parent and Subsidiaries), to stimulate their efforts toward the continued success of the Company (and its Parent and Subsidiaries) and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company (and its Parent and Subsidiaries); (b) encourage stock ownership by directors, officers and employees by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and
(c) provide a means of obtaining, rewarding and retaining key personnel.

    2.2  STOCK SUBJECT TO THE PLAN.  Subject to adjustment in accordance with
Section 5.2, 1,500,000 shares of Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance pursuant to Stock Incentives. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or canceled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan.

    2.3 ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee, which shall be comprised of at least two members of the Board of Directors, each of whom shall be both a "non-employee director", as defined in Rule 16b-3 as promulgated under the Exchange Act, and an "outside director" within the meaning of Code Section 162(m). The Committee shall have full authority in its discretion to determine the directors, officers and key employees of the Company (or its Parent or Subsidiaries) to whom Stock Incentives shall be granted and the terms and provisions of Stock Incentives, subject to the Plan. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements or Stock Incentive Programs and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions shall be final and binding on all Participants. To the extent permitted by Code Section 162(m), the Committee may delegate to any member of the Board of Directors or officer of the Company the administrative authority to (a) interpret the provisions of the Plan, any Stock Incentive Agreement or any Stock Incentive Program; and (b) determine the treatment of Stock Incentives upon a Termination of Employment, as contemplated in Plan Section 3.8.

    2.4 ELIGIBILITY AND LIMITS. Stock Incentives may be granted only to directors, officers and key employees of the Company (or its Parent or Subsidiary),but an Incentive Stock Option may not be granted to a non-employee director. In the case of incentive stock options, the aggregate Fair Market Value (determined as at the date an incentive stock option is granted) of stock with respect to which stock options intended to meet the requirements of Code
Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company (and its Parent or Subsidiary) shall not exceed $100,000; provided further, that if the limitation is exceeded, the incentive stock option(s) which cause the limitation to be exceeded shall be treated as non-qualified stock option(s). The maximum number of shares of stock subject to an Option or Stock Appreciation Right that can be granted to a "Covered Employee" (as defined in Code Section 162(m)(3)) during a calendar year is 200,000. The maximum fair market value of any Stock Incentive (other than Options and Stock Appreciation Rights) that may be received by a Covered Employee (less any consideration paid by the Covered Employee for such Stock Incentive) during any one calendar year is $100,000.


                         SECTION 3  TERMS OF STOCK INCENTIVES

    3.1  TERMS AND CONDITIONS OF ALL STOCK INCENTIVES.

         (a) The number of shares of Stock as to which a Stock Incentive shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limitations of Section 2.4.

         (b) Each Stock Incentive shall either be evidenced by a Stock Incentive Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, or, except for Options or Stock Appreciation Rights, be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate. Each Stock Incentive Agreement or Stock Incentive Program shall be subject to the terms of the

Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan shall be null and void.

         (c) The date a Stock Incentive is granted shall be the date on which the Committee has approved the terms and conditions of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive and has taken all such other action necessary to complete the grant of the Stock Incentive.

         (d)  Notwithstanding any vesting provisions established pursuant to
Section 3.2, 3.3, 3.4, 3.5, 3.6 or 3.7 of the Plan, upon a Change in Control
(1) any unexpired Option may be exercised whether or not vested, (2) any Stock Appreciation Right may become payable whether or not vested as to the full number of shares of Stock covered by the Option or Stock Appreciation Right without regard to the date of grant of the Option or Stock Appreciation Right,
(3) any Restricted Stock Award which has not been previously forfeited shall be fully vested, (4) that any outstanding Dividend Equivalent Rights shall become payable as to the full number of shares of Stock covered by the Dividend Equivalent Right, (5) any outstanding Performance Unit Awards become payable as to the full number of units subject to the Performance Unit Award, and (6) any Phantom Shares shall become fully payable as to the full number of Phantom Shares.

         (e) Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.

         (f) Stock Incentives shall not be transferable or assignable except by will or by the laws of descent and distribution. Stock Incentives shall be exercisable, during the Participant's lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of the death of the Participant, by the legal representatives of the Participant's estate or if no legal representative has been appointed, by the successor in interest determined under the Participant's will.

         (g) The Committee may determine that any Stock Incentive granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Company or a Subsidiary of the Company of a specified target earnings per share, return on equity or net income, (b) the Company's or Subsidiary's stock price, (c) the achievement by a business unit of the Company or Subsidiary of a specified target net income or (d) any combination of the goals set forth in (a) through (c) above. Furthermore, the Committee reserves the right for any reason to reduce (but not increase) any Stock Incentive, notwithstanding the achievement of a specified goal. If a Stock Incentive is made on such basis, the Committee shall establish goals prior to the beginning of the calendar year for which such performance goal relates (or such later date as may be permitted under Code Section 162(m)). Any payment of a Stock Incentive granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions of the Stock Incentive were satisfied.

    3.2 TERMS AND CONDITIONS OF OPTION. Each Option granted under the Plan shall be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee shall determine whether the Option is to be an incentive stock option described in Code Section 422 or a non-qualified stock option, and the Option shall be clearly identified as to its status as an incentive stock option or a non-qualified stock option. At the time any incentive stock option granted under the Plan is exercised, the Company shall be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an incentive stock option. An incentive stock option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company's stockholders.

         (a)  OPTION PRICE.  Subject to adjustment in accordance with Section
5.2 and the other provisions of this Section 3.2, the Exercise Price under
(i) any non-qualified stock option shall be as set forth in the applicable Stock Incentive Agreement, but in no event less than Fair Market Value of a share of Stock on the date such Option is granted; and (ii) any incentive stock option shall be as set forth in the applicable Stock Incentive Agreement, but in no event shall it be less than the Fair Market Value on the date the Option is granted. With respect to each grant of an incentive stock option to a Participant who is an Over 10% Owner, the Exercise Price shall not be less than 110% of the Fair Market Value on the date the Option is granted.

         (b) OPTION TERM. Any incentive stock option granted to a Participant who is not an Over 10% Owner shall not be exercisable after the expiration of ten (10) years after the date the Option is granted. Any incentive stock option granted to a Participant who is an Over 10% Owner shall not be exercisable after the expiration of five (5) years after the date the Option is granted. The term of any non-qualified stock option shall be as specified in the applicable Stock Incentive Agreement.

         (c) PAYMENT. Payment for all shares of Stock purchased pursuant to exercise of an Option shall be made in any form or manner authorized by the Committee in the Stock Incentive Agreement, including, but not limited to,
(i) cash, (ii) by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery; (iii) in a cashless exercise through a broker; or (iv) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price. In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion. Any such financing shall require the payment by the Participant of interest on the amount financed at a rate not less than the "applicable federal rate" under the Code. If a Stock Incentive Agreement so provides, the Participant may be granted a new Option to purchase a number of shares of Stock equal to the number of previously owned shares of Stock tendered in payment for each share of Stock purchased pursuant to the terms of the Stock Incentive Agreement. Any such new Option shall be subject to the terms and conditions of the Stock Incentive Agreement pursuant to which such new Option is granted. Payment of the Exercise Price shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a stockholder.

         (d) CONDITIONS TO THE EXERCISE OF AN OPTION. Each Option granted under the Plan shall be exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Stock Incentive Agreement to the contrary.

         (e) TERMINATION OF INCENTIVE STOCK OPTION. With respect to an, incentive stock option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised shall expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year shall be substituted for such three (3) month period. For purposes of this Subsection
(e), Termination of Employment of the Participant shall not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the incentive stock option of the Participant in a transaction to which Code
Section 424(a) is applicable.

         (f) SPECIAL PROVISIONS FOR CERTAIN SUBSTITUTE OPTIONS. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code
Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

    3.3 TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Option, or not in connection with a Stock Incentive. A Stock Appreciation Right shall entitle the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price which, in the case of a Stock Appreciation Right granted in connection with an Option, shall be not less than the Exercise Price for that number of shares subject to that Option, or in the case of any other Stock Appreciation Right, no less than one hundred percent (100%) of the Fair Market Value of that number of shares of Stock subject to the Stock Appreciation Right at the time the Stock Appreciation Right was granted. A Stock Appreciation Right granted in connection with a Stock Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled.

         (a) SETTLEMENT. Upon settlement of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

         (b) CONDITIONS TO EXERCISE. Each Stock Appreciation Right granted under the Plan shall be exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

    3.4 TERMS AND CONDITIONS OF STOCK AWARDS. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Award that is forfeited or canceled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Section. The restrictions or conditions on such shares, if any, shall be as the Committee determines, and the certificate for such shares shall bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee shall have the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

    3.5 TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS. A Dividend Equivalent Right shall entitle the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

         (a) PAYMENT. Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the

Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

         (b) CONDITIONS TO PAYMENT. Each Dividend Equivalent Right granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part.

    3.6 TERMS AND CONDITIONS OF PERFORMANCE UNIT AWARDS. A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee. At the time of the grant, the Committee must determine the base value of each unit, the number of units subject to a Performance Unit Award, the performance factors applicable to the determination of the ultimate payment value of the Performance Unit Award and the period over which Company performance shall be measured. The Committee may provide for an alternate base value for each unit under certain specified conditions. (See Section 3.1(g) for performance goals applicable to Covered Employees.)

         (a) PAYMENT. Payment in respect of Performance Unit Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

         (b) CONDITIONS TO PAYMENT. Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the applicable Stock Incentive Agreement or Stock incentive Program; provided, however, that subsequent to the grant of a Performance Unit Award, the Committee, at any time before complete termination of such Performance Unit Award, may accelerate the time or times at which such Performance Unit Award may be paid in whole or in part.

    3.7 TERMS AND CONDITIONS OF PHANTOM SHARES. Phantom Shares shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period. At the time of the grant, the Committee shall determine the factors which will govern the portion of the rights so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment. Phantom Share awards containing performance criteria may be designated as Performance Share Awards. (See Section 3.1(g) for performance goals applicable to Covered Employees.)

         (a) PAYMENT. Payment in respect of Phantom Shares may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

         (b) CONDITIONS TO PAYMENT Each Phantom Share granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Phantom Share, the Committee, at any time before complete termination of such Phantom Share, may accelerate the time or times at which such Phantom Share may be paid in whole or in part.

    3.8 TREATMENT OF AWARDS UPON TERMINATION OF EMPLOYMENT. Except as otherwise provided by Plan Section 3.2(e) and Section 3.1(g), any award under this Plan to a Participant who has experienced a Termination of Employment may be canceled, accelerated, paid or continued, as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Employment or such other factors as the Committee determines are relevant to its decision to continue the award.

                           SECTION 4  RESTRICTIONS ON STOCK

    4.1 ESCROW OF SHARES. Any certificates representing the shares of Stock issued under the Plan shall be issued in the Participant's name, but, if the applicable Stock Incentive Agreement or Stock Incentive Program so provides, the shares of Stock shall be held by a custodian designated by the Committee (the "Custodian"'). Each applicable Stock Incentive Agreement or Stock Incentive Program providing for transfer of shares of Stock to the Custodian shall appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement or Stock Incentive Program. During the period that the Custodian holds the shares subject to this Section, the Participant shall be entitled to all rights, except as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian shall, as the Committee may provide in the applicable Stock Incentive Agreement or Stock Incentive Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

    4.2 FORFEITURE OF SHARES. Notwithstanding any vesting schedule set forth in any Stock Incentive Agreement or Stock Incentive Program, a Stock Incentive Agreement or Stock Incentive Program may provide that in the event a Participant's employment is terminated by the Company for Cause or in the event that a Participant violates a noncompetition agreement as set forth in the Stock Incentive Agreement or Stock Incentive Program, all Stock Incentives and shares of Stock issued to the holder pursuant to the Plan shall be forfeited; provided, however, that the Company shall return to the holder the lesser of any consideration paid by the Participant in exchange for Stock issued to the Participant pursuant to the Plan or the then Fair Market Value of the Stock forfeited hereunder.

    4.3 RESTRICTIONS ON TRANSFER. The Participant shall not have the right to make or permit to exist any Disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the Stock Incentive Agreement or Stock Incentive Program. Any Disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement or the Stock Incentive Program shall be void. The Company shall not recognize, or have the duty to recognize, any Disposition not made in accordance with the Plan or the Stock Incentive Agreement or Stock Incentive Program, and the shares so transferred shall continue to be bound by the Plan and the Stock Incentive Agreement or Stock Incentive Program.

                            SECTION 5  GENERAL PROVISIONS

    5.1 WITHHOLDING. The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the

Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding tax in cash, or, if the applicable Stock Incentive Agreement or Stock Incentive Program provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise or payment of a Stock Incentive (a "Withholding Election"). A Participant may make a Withholding Election only if both of the following conditions are met:

    (a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

    (b) Any Withholding Election made will be irrevocable except on six months advance written notice delivered to the Company; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

    5.2  CHANGES IN CAPITALIZATION; MERGER: LIQUIDATION.

         (a) The number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option, Dividend Equivalent Right, Performance Unit Award, Phantom Share and Stock Appreciation Right and upon vesting or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option and the specified number of shares of Stock to which each outstanding Dividend Equivalent Right, Phantom Share and Stock Appreciation Right pertaining shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

         (b) In the event of or anticipation of any merger, consolidation or other reorganization of the Company or tender offer for shares of Stock, the Committee may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect or such merger, consolidation, reorganization or tender offer, including, without limitation, the substitution of new awards, the termination or adjustment of outstanding awards, the acceleration of awards or the removal of restrictions on outstanding awards. Any adjustment pursuant to this Section 5.2 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive, but shall not otherwise diminish the then value of the Stock Incentive.

         (c) Except as expressly provided in this Section 5.2 or in Section 3.1(d), the holder of an Option or Stock Appreciation Right shall have no rights by reason of any subdivision or combination of shares of Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of Stock of any class or by reason of any Change in Control or distribution to the Company's shareholders of assets or stock of another corporation. Except as expressly provided herein and except for any distributions or adjustments made with respect to shares of Stock issued under the Plan in connection with a distribution or adjustment made with respect to all other outstanding shares of Stock, any issue by the Company of shares of stock of any class, or securities convertible into shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to any Stock Incentive. The existence of the Plan and the Stock Incentives granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the

Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

    5.3 CASH AWARDS. The Committee may, at any time and in its discretion, grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.

    5.4 COMPLIANCE WITH CODE. All incentive stock options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all incentive stock options granted hereunder shall be construed in such manner as to effectuate that intent.

    5.5 RIGHT TO TERMINATE EMPLOYMENT OR DIRECTORSHIP. Nothing in the Plan or in any Stock Incentive shall confer upon any Participant the right to continue as a director, employee or officer of the Company or any of its affiliates or affect the right of the Company or any of its affiliates to terminate the Participant's employment or directorship at any time.

    5.6 NON-ALIENATION OF BENEFITS. Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

    5.7 RESTRICTIONS ON DELIVERY AND SALE OF SHARES; LEGENDS. Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 or any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

    5.8 TERMINATION AND AMENDMENT OF THE PLAN. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of a Stock Incentive shall adversely affect the rights of the Participant under such Stock Incentive.

    5.9 STOCKHOLDER APPROVAL. The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, any Stock Incentive granted hereunder shall be void.

    5.10 CHOICE OF LAW. The laws of the State of Georgia shall govern the Plan, to the extent not preempted by federal law.

    5.11 EFFECTIVE DATE OF PLAN. The Plan shall become effective as of May 21, 1996 (the date the Board approved the Plan) (the "Effective Date"); subject, however, to the approval of the Plan by the Company's shareholders at their next annual meeting. Stock Incentives granted hereunder prior to such approval shall be conditioned upon such approval. Unless such approval is obtained within twelve months of the Effective Date, this Plan and any Stock Incentives awarded hereunder shall become void thereafter.

                        CAMERON ASHLEY BUILDING PRODUCTS, INC.


                        By:       /s/ RONALD R. ROSS
                           ----------------------------------------------------
                           Ronald R. Ross, Chairman and Chief Executive Officer

ATTEST:


  /s/ JOHN S. DAVIS
------------------------------
Secretary

                                  [Corporate Seal]

                                                                     APPENDIX B



                                FIRST AMENDMENT TO THE
                        CAMERON ASHLEY BUILDING PRODUCTS, INC.
                              1996 STOCK INCENTIVE PLAN



    THIS AMENDMENT, made this 11th day of December, 1996, by CAMERON ASHLEY BUILDING PRODUCTS, INC., a corporation organized and doing business under the laws of the State of Georgia (the "Company").


                                W I T N E S S E T H :

    WHEREAS, on May 21, 1996, the Board of Directors of the Company approved the adoption by the Company of the Cameron Ashley Building Products, Inc. 1996 Stock Incentive Plan (the "Plan") subject to approval of the shareholders of the Company;

    WHEREAS, the Company will submit the Plan to its shareholders at the annual meeting of shareholders on March 4, 1997;

    WHEREAS, the Company desires to amend the Plan prior to submission to the shareholders to allow for non-qualified stock options to be granted at a discount to fair market value on the date of grant;

    WHEREAS, the Board of Directors of the Company approved such amendment at its regular quarterly meeting on December 11, 1996;

    NOW, THEREFORE, the Plan is hereby amended, effective as of December 11, 1996, as follows:

    1. By substituting the following for Plan Section 3.2(a) OPTION PRICE, subsection (i), as follows:

         "... (i) any non-qualified stock option shall be as set forth in the applicable Stock Incentive Agreement, but in no event less than 25% OF THE Fair Market Value of a share of Stock on the date such Option is granted; ...".

    Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to the adoption of this Amendment.

    IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on the day and year first above written.

                            CAMERON ASHLEY BUILDING PRODUCTS, INC.


                            By:  /s/ RONALD R. ROSS
                                 ---------------------------------------
                                 Ronald R. Ross, Chairman and
                                 Chief Executive Officer


ATTEST:
By  /s/ JOHN S. DAVIS
    -----------------------------------
    John S. Davis, Secretary


    [CORPORATE SEAL]

                     CAMERON ASHLEY BUILDING PRODUCTS, INC.
                                 DALLAS, TEXAS
                      1997 ANNUAL MEETING OF SHAREHOLDERS

    The undersigned shareholder of Cameron Ashley Building Products, Inc. (the "Company"), Dallas, Texas, hereby constitutes and appoints Ronald R. Ross and John S. Davis or either of them, each with full power of substitution, to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present at the 1997 Annual Meeting of Shareholders to be held at the Bristol Suites Hotel, 7800 Alpha Road, Dallas, Texas, on Tuesday, March 4, 1997, at 9:00 A.M., local time, or at any adjournments thereof (the "Annual Meeting"), upon the proposals (the "Proposals"), described in the Notice of Annual Meeting of Shareholders and Proxy Statement both dated January 31, 1997, the receipt of which is acknowledged, in the manner specified hereon. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named hereon becomes unable to serve or will not serve and are further authorized to vote on other matters which may properly come before the Annual Meeting and any adjournments thereof. The Board of Directors recommends a vote FOR the Proposals.

1. Election of Directors. On the proposal to elect the following persons to serve as Class III Directors for a three year period and until their successors are elected and qualified:

    FOR, except vote withheld     WITHHOLD AUTHORITY to
       from the following         vote for all nominees
           nominee(s):                    listed
              / /                          / /

    FOR, except vote withheld    Class III Directors: Richard L. Cravey, Allen J. Keesler, Jr., J. Veronica Biggins
           nominee(s):           nominee's name in the space provided below.)
              / /                ----------------------------------------------------------------------------------

       from the following        (INSTRUCTION: To withhold authority to vote for any individual nominee, write that

2. Approval of Stock Incentive Plan. On the proposal to approve the adoption of the   Please sign exactly as your name appears on
   Company's 1996 Stock Incentive Plan:                                               your stock certificate and date. Where shares
                  FOR         AGAINST         ABSTAIN                                 are held jointly, each shareholder should
                   / /          / /             / /                                   sign. When signing as executor, administrator,
                                                                                      trustee, or guardian, please give full title
                                                                                      as such. If a corporation, please sign in full
                                                                                      corporate name by president or other
                                                                                      authorized officer. If a partnership, please
3. Ratification of Auditors. On the proposal to ratify the selection of Deloitte &    sign in partnership name by authorized person.
   Touche LLP as independent certified public accounts for fiscal year ending         Shares Held:
   October 31, 1997:
                  FOR         AGAINST         ABSTAIN                                 Signature of Shareholder
                   / /          / /             / /                                   Signature of Shareholder (if held
                                                                                      jointly)
                                                                                      Date:  , 1997
                                                                                      Month           Day
                                                                                      THIS PROXY IS SOLICITED ON BEHALF OF CAMERON
                                                                                      ASHLEY BUILDING PRODUCTS, INC.'S BOARD OF
                                                                                      DIRECTORS AND MAY BE REVOKED BY THE
                                                                                      SHAREHOLDERS PRIOR TO ITS EXERCISE